As filed with the Securities and Exchange Commission on March 29, 2005

Registration No. 333-89756

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 6

to

Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Alion

Science and Technology Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	8731	54-2061691
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

1750 Tysons Boulevard
Suite 1300	10 West 35th Street
McLean, VA 22102	Chicago, IL 60616
(703) 918-4480	(312) 567-4000

(Address, including Zip Code and Telephone Number,
including Area Code of Registrant’s Principal Executive Offices)

James C. Fontana

Alion Science and Technology Corporation
1750 Tysons Boulevard
Suite 1300
McLean, VA 22102
(703) 918-4480

(Name, Address, including Zip Code and Telephone Number,
including Area Code, of Agent for Service)

Copies to:

Marc R. Paul
Baker & McKenzie LLP
815 Connecticut Avenue, N.W.
Washington, DC 20006

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 6 is being filed to deregister 2,900,000 shares of Alion Science and Technology Corporation’s common stock covered by the Form S-1 Registration Statement No. 333-89756 originally filed on June 4, 2002, and thereafter amended, post-effectively, on November 21, 2002, December 9, 2002, March 24, 2003, January 23, 2004 and January 24, 2005. The shares to be deregistered were never offered. The Registrant desires to deregister the shares in connection with a planned reduction in the number of shares of common stock that the Company is authorized to issue pursuant to the Company’s Certificate of Incorporation, as amended and restated. Following the deregistration of shares and the associated reduction in the number of shares of common stock that the Company is authorized to issue, the Company will have 8,000,000 shares of common stock authorized for issuance, approximately 3,400,000 of which will be issued and outstanding, and 1,200,000 of which will remain registered for sale by the Company under the Registration Statement. The terms of the offering for the remaining registered shares of common stock are described in the Prospectus filed as part of the Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean in the Commonwealth of Virginia, on March 29, 2005.

ALION SCIENCE AND TECHNOLOGY CORPORATION

By: /s/ BAHMAN ATEFI

Bahman Atefi
Chairman, Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BAHMAN ATEFI	Chairman, Chief Executive	March 29, 2005

Bahman Atefi	Officer and Director

/s/ JACK HUGHES	Chief Financial Officer	March 29, 2005

Jack Hughes	(Principal Financial Officer)

/s/ GARY AMSTUTZ	Senior Vice President and	March 29, 2005
Executive Director of Finance

Gary Amstutz	(Principal Accounting Officer)

	Director	March 29, 2005

Edward C. Aldridge, Jr.

/s/ LEWIS COLLENS	Director	March 29, 2005

Lewis Collens*

	Director	March 29, 2005

Admiral (Ret.) Harold W. Gehman, Jr.

/s/ DONALD E. GOSS	Director	March 29, 2005

Donald E. Goss*

/s/ ROBERT L. GROWNEY	Director	March 29, 2005

Robert L. Growney*
/s/ GENERAL GEORGE A. JOULWAN	Director	March 29, 2005

General (Ret.) George A. Joulwan*

/s/ GENERAL MICHAEL E. RYAN	Director	March 29, 2005

General (Ret.) Michael E. Ryan*

	Director	March 29, 2005

Leslie Armitage

*	Executed pursuant to a power of attorney.